UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

REPUBLIC FIRST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

George E. Norcross, III

Gregory B. Braca

Philip A. Norcross

Avery Conner Capital Trust

Susan D. Hudson, in her capacity as a Trustee

Geoffrey B. Hudson, in his capacity as a Trustee

Rose M. Guida, in her capacity as a Trustee

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 25, 2023, George E. Norcross, III, Gregory B. Braca, Philip A. Norcross, Avery Conner Capital Trust, a trust organized under the laws of the State of Florida (the “Avery Conner Capital Trust”), Susan D. Hudson, in her capacity as a Trustee of the Avery Conner Capital Trust, Geoffrey B. Hudson, in his capacity as a Trustee of the Avery Conner Capital Trust and Rose M. Guida, in her capacity as a Trustee of the Avery Conner Capital Trust, issued the following press release:

Court Orders Preliminary Injunction Hearing and Bars Republic First From Holding Director Election Until May 31, 2023

Norcross Braca Group Applauds Court’s Order

Order Supports Best Interests of the Company and All Shareholders

CAMDEN, NJ: George E. Norcross, III, Gregory B. Braca and Philip A. Norcross today applauded the order by Philadelphia Court of Common Pleas Judge Ramy Djerassi to preclude Republic First Bancorp, Inc., (“Republic First” or the “Company”) (FRBK) from attempting to hold a hastily-called shareholder meeting that was designed to thwart free and fair exercise of the shareholder franchise. The order postpones the Company from holding director elections until at least May 31, 2023 after an April 2023 preliminary injunction hearing on the Norcross Braca groups claims. The order comes amid an ongoing onslaught of management and operational failures that we believe have driven the Company’s stock to new lows, costing shareholders tens of millions of dollars of value, and are putting the Company’s future in jeopardy.

Even before yesterday’s order, the annual meeting scheduled for tomorrow could not occur because the Company failed to file its definitive proxy statement with the SEC or provide notice to shareholders of the time and place of the meeting 10 days in advance as required by Republic First’s bylaws and Pennsylvania law. The Company has failed to disclose any reason for its inability to file its definitive proxy or provide notice to shareholders despite the meeting being scheduled for tomorrow. This is just another example of the Company’s ongoing lack of transparency with its shareholders. With the newly announced delay, it will be at least 26 months since the Company’s shareholder meetings, as the incumbent directors seek to avoid the judgment of their shareholders.

“We are thankful for Judge Djerassi’s order that the leadership of Republic First cannot move forward with this plan to hold the Company’s 2022 annual meeting tomorrow. The Company’s own delay in filing its definitive proxy and providing notice of the meeting requires it to reopen the nomination window and allow shareholders to nominate board members to replace the Company’s current failed leadership when the meeting is rescheduled,” said Greg Braca today. “We look forward to nominating highly qualified candidates who can steer the Company and its operations in the right direction, restore lost shareholder value and protect the Company and its employees, customers and communities.”

In his ruling, Judge Djerassi set an April hearing for the preliminary injunction requested by the Norcross Braca group. In November, the Norcross Braca group filed a request for the Court to issue an injunction to stop Republic First from rigging the Company’s upcoming shareholder election by, among other actions, illegally reducing the size of its board from eight (8) to six (6) members as part of an ongoing effort to prevent accountability for the poor performance and improper related party transactions.

“It is crystal clear to any one paying attention that the leadership of Harry Madonna, Andrew Cohen, Lisa Jacobs and Harris Wildstein has failed Republic First in almost every regard,” continued Braca. “From its worst in peer group performance of the bank in just about every measure that we believe have cost shareholders tens of millions of dollars to awarding insiders with golden parachutes and contracts to repeatedly failing to meet its legal requirements, it’s time for change.”

In the year since the members of the Norcross Braca group announced it had taken an ownership stake in Republic First and pressed the Company for greater transparency, there has been a continuing din of negative information disclosed about the Company and its management. From new disclosures of hundreds of thousands of dollars of related party transactions — and the Company’s refusal to release the results of an outside investigation into related party transactions — the award of multi-million dollar golden parachutes for leadership, multi-millions of dollars in accounting charges disclosed only in bank regulatory reports, the abrupt and so far unexplained departure of the Company’s Chief Financial Officer and other basic management failures, it is little wonder to us why Republic First’s stock price has dropped to new lows in recent months. The biggest threats to the Company’s future, however, we believe, are the decision to lock up a significant portion of Republic Bank’s (the “Bank”) investment portfolio in long-term investments just prior to the recent increase in interest rates, which has caused the Bank’s equity to spiral downward to levels where the Bank is at risk of being considered insufficiently capitalized, and the ongoing threat of delisting by NASDAQ due to its inability to file required reports.

In the coming weeks, the Norcross Braca group will continue to communicate directly with the Board and shareholders about needed changes at the Company, the failures of current Board and leadership, the ongoing threats to the Company’s future and its offer to inject up to $100 million dollars of badly needed capital into the Bank to improve its operations (an offer which rather than being embraced by the Company has been largely ignored or met with unreasonable requests to enter into standstills to have even initial discussions).

Please visit https://urldefense.com/v3/__http://www.sec.gov__;!!ARePqKBowW4!2-xdb-nOdC9mkgqQWQm-3tSJL651O99bUGruypzf7KH5kj
_KiESG9R4SzTxqxhh90BZUiiMEigTYzQ$ to obtain copies of any Schedule 13D, as amended from time to time, and 14A filings by the group led by George E. Norcross, III, Gregory B. Braca and Phillip A. Norcross.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Group (as defined below) intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) with respect to the election of directors of Republic First Bancorp, Inc. (the “Issuer”) to occur at the 2022 annual meeting of shareholders (the “2022 Annual Meeting”).

GEORGE E. NORCROSS, III, GREGORY B. BRACA, PHILIP A. NORCROSS, AVERY CONNER CAPITAL TRUST AND SUSAN D. HUDSON, GEOFFREY B. HUDSON, ROSE M. GUIDA AND PHILIP A. NORCROSS, EACH IN THEIR CAPACITIES AS CO-TRUSTEES THEREOF (COLLECTIVELY, THE “GROUP”), MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES WITH RESPECT TO THE 2022 ANNUAL MEETING. A DESCRIPTION OF THE PARTICIPANTS’ INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D, JOINTLY FILED BY THE GROUP ON JANUARY 31, 2022, AS AMENDED FROM TIME TO TIME. SHAREHOLDERS OF THE ISSUER ARE STRONGLY ADVISED TO READ THE GROUP’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT

https://urldefense.com/v3/__HTTP://WWW.SEC.GOV__;!!ARePqKBowW4!2-xdb-nOdC9mkgqQWQm-3tSJL651O99bUGruypzf7KH5kj
_KiESG9R4SzTxqxhh90BZUiiPIjQITKw$ .